EXHIBIT 21.1

SUN HEALTHCARE GROUP, INC. SUBSIDIARIES
as of February 26, 2004

Jurisdiction of Incorporation

Masthead Corporation	New Mexico

Regency Health Services, Inc.	Delaware
Braswell Enterprises, Inc.	California
Brittany Rehabilitation Center, Inc.	California
Care Enterprises, Inc.	Delaware
Americare Homecare, Inc.	Ohio
Americare Midwest, Inc.	Ohio
Beckley Health Care Corp.	West Virginia
Dunbar Health Care Corp.	West Virginia
Putnam Health Care Corp.	West Virginia
Salem Health Care Corp.	West Virginia
Care Enterprises West	Utah
Care Home Health Services	California
Circleville Health Care Corp.	Ohio
Glenville Health Care, Inc.	West Virginia
Marion Health Care Corp.	Ohio
Carmichael Rehabilitation Center	California
Coalinga Rehabilitation Center	California
Covina Rehabilitation Center	California
Fairfield Rehabilitation Center	California
First Class Pharmacy, Inc.	California
Fullerton Rehabilitation Center	California
Glendora Rehabilitation Center	California
Grand Terrace Rehabilitation Center	California
Hallmark Health Services, Inc.	Delaware
Harbor View Rehabilitation Center	California
Heritage Rehabilitation Center	California
Huntington Beach Convalescent Hospital	California
Meadowbrook Rehabilitation Center	California
Newport Beach Rehabilitation Center	California
Paradise Rehabilitation Center, Inc.	California
Paso Robles Rehabilitation Center	California
Regency High School, Inc.	California
Regency - North Carolina, Inc.	North Carolina
Regency Rehab Hospitals, Inc.	California
Orange Rehabilitation Hospital, Inc.	Delaware
San Joaquin G. P. Corporation	New Mexico
San Bernardino Rehabilitation Hospital, Inc.	Delaware
Regency - Tennessee, Inc.	Tennessee
Rose Rehabilitation Center	California
Shandin Hills Rehabilitation Center	California
Stockton Rehabilitation Center, Inc.	California
SunPlus Home Health Services, Inc.	California
Vista Knoll Rehabilitation Center, Inc.	California
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Retirement Care Associates, Inc.	Colorado
Atlantic Medical Supply Company, Inc.	Georgia
Americare Health Services Corp.	Delaware
SunChoice.com, Inc.	Delaware
Bibb Health & Rehabilitation, Inc.	Georgia
Capitol Care Management Company, Inc.	Georgia
Ameridyne Corporation	Tennessee
Charlton Healthcare, Inc.	Georgia
Crescent Medical Services, Inc.	Georgia
Duval Healthcare Center, Inc.	Georgia
Gardendale Health Care Center, Inc.	Georgia
Jeff Davis Healthcare, Inc.	Georgia
Lake Forest Healthcare Center, Inc.	Georgia
Lake Health Care Center, Inc.	Georgia
Libbie Rehabilitation Center, Inc.	Virginia
Brent-Lox Hall Nursing Home, Inc.	Virginia
Phoenix Associates, Inc.	Virginia
Maplewood Health Care Center of Jackson, Tennessee, Inc	Tennessee
Mid-Florida, Inc.	Georgia
Pine Manor Rest Home, Incorporated	North Carolina
Retirement Care G. P. Corporation	New Mexico
Riviera Retirement, Inc.	Georgia
Southside Health Care Center, Inc.	Georgia
Statesboro Health Care Center, Inc.	Georgia
Summers Landing, Inc.	Georgia
Sun Coast Retirement, Inc.	Georgia
Encore G. P. Corporation	New Mexico
West Tennessee, Inc.	Georgia

Sun Anacortes, Inc. (96% interest)	Delaware

SHG Netherlands I, Inc.	New Mexico

SHG Services, Inc.	Delaware
CareerStaff Unlimited, Inc.	Delaware
CareerStaff Management, Inc.	Delaware
PRI, Inc.	Delaware

SunDance Rehabilitation Corporation	Connecticut
Cal-Med, Inc.	California
Accelerated Care Plus, LLC	Delaware
HC, Inc.	Kansas
SRT, Inc.	New Mexico
SunAlliance Healthcare Services, Inc.	Delaware
BioPath Clinical Laboratories, Inc.	California
Pacific Health Care, Inc.	Arizona
U.S. Laboratory Corp.	Delaware
SunDance Rehabilitation Agency, Inc.	Delaware

SunScript Pharmacy Corporation	New Mexico
SunScript Medical Services, Inc.	Florida
Advantage Health Services, Inc.	Florida
HoMed Convalescent Equipment, Inc.	New Jersey
Pharmacy Factors of California, Inc.	California
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SunBridge Healthcare Corporation	New Mexico
Clipper Home of North Conway, Inc.	New Hampshire
Clipper Home of Portsmouth, Inc.	New Hampshire
Clipper Home of Rochester, Inc.	New Hampshire
Clipper Home of Wolfeboro, Inc.	New Hampshire
Goodwin Nursing Home, Inc.	New Hampshire
Mountain Care Management, Inc.	West Virginia
Nursing Home, Inc.	Washington
SunBridge G. P. Corporation	New Mexico
SunBridge Healthcare of Colorado, Inc.	Colorado
SunBridge Rehab of Colorado, Inc.	Colorado
SunHealth Specialty Services, Inc.	New Mexico

SunBridge Healthcare of Florida, Inc.	Florida

SunBridge, Inc.	New Mexico

SunCare Respiratory Services, Inc.	Indiana

SunChoice Medical Supply, Inc.	New Mexico

Sun Healthcare Group International Corporation	Delaware

Sun Lane Purchase Corporation	New Mexico

SunMark Nevada, Inc.	Nevada
SHG Finance, LLC (Sun Healthcare Group, Inc.-50%
member; SunMark Nevada, Inc.-50% member)	New Mexico
Sun Healthcare Group Finance Company	New Mexico

Sunmark of New Mexico, Inc.	New Mexico

SunSolution, Inc.	Delaware

The Mediplex Group, Inc.	New Mexico
Bergen Eldercare, Inc.	New Jersey
CareerStaff Services Corporation	Colorado
Community Re-Entry Services of Cortland, Inc.	Delaware
HTA of New York, Inc.	New York
Manatee Springs Nursing Center, Inc.	Florida
Mediplex Management, Inc.	Massachusetts
Mediplex Management - New Mexico, Inc.	New Mexico
Mediplex Management of New Jersey, Inc.	New Jersey
Mediplex Management of Palm Beach County, Inc.	Florida
Mediplex of Connecticut, Inc.	Connecticut
Mediplex of Kentucky, Inc.	Kentucky
Mediplex of Maryland, Inc.	Maryland
Mediplex of Massachusetts, Inc.	Massachusetts
Mediplex of Concord, Inc.	Massachusetts
Correctional Care Corp.	Massachusetts
Mediplex of New Jersey, Inc.	New Jersey
P.M.N.F. Management, Inc.	New Jersey
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Mediplex of Ohio, Inc.	Ohio
Mediplex of Virginia, Inc.	Virginia
Mediplex Rehabilitation of Massachusetts, Inc.	Massachusetts
New Bedford Nursing Center, Inc.	Massachusetts
Quality Care Holding Corp.	Massachusetts
Quality Nursing Care of Massachusetts, Inc.	Massachusetts
Sun Care Corp.	Delaware
SunCare Services Corporation	Georgia
SunDance Services Corporation	Tennessee
Worcester Nursing Center, Inc.	Massachusetts

PARTNERSHIP INTERESTS
` Name of Partnership	Shareholders/Partners	Jurisdiction of Organization
SunDance Rehabilitation Texas, Limited Partnership	SunDance Rehabilitation Corporation - 1% general partner; SRT, Inc. - 99% limited partner	Texas
Therapists Unlimited - Chicago, L.P. II	CareerStaff Management, Inc. - 1% general partner; PRI, Inc. - 89% Class A limited partner, PRI, Inc. - 10% Class B limited partner	Texas
Therapists Unlimited - Detroit II, L.P.	CareerStaff Management, Inc. - 1% general partner; PRI, Inc. - 99% Class A limited partner	Texas
Therapists Unlimited - Fresno, L.P.	CareerStaff Management, Inc. - 1% general partner; PRI, Inc. - 99% Class A limited partner	Texas
Therapists Unlimited - Indianapolis, L.P.	CareerStaff Management, Inc. - 1% general partner; PRI, Inc. - 99% Class A limited partner	Texas
Therapists Unlimited - Seattle, L.P.	CareerStaff Management, Inc. - 1% general partner; PRI, Inc. - 99% Class A limited partner	Texas
West Jersey/Mediplex Rehabilitation, Limited Partnership	Mediplex of New Jersey, Inc. - 89% general partner; Bergen Eldercare, Inc. - 11% Class A limited partner	New Jersey

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